Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-165562 on Form S-1 of our report dated March 19, 2010 relating to the financial statements of Osmetech plc, and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE LLP

St. Albans, United Kingdom

May 10, 2010